As filed with the Securities and Exchange Commission on February 6, 2009
Registration No. 333-152967
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 6
to
Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CHANGING WORLD TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	2899	86-0892450
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

460 Hempstead Avenue
West Hempstead, New York 11552
(516) 486-0100
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Brian S. Appel
Chairman and Chief Executive Officer
Changing World Technologies, Inc.
460 Hempstead Avenue
West Hempstead, New York 11552
(516) 486-0100
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Alexander D. Lynch, Esq. Weil, Gotshal & Manges LLP 767 Fifth Avenue New York, New York 10153 (212) 310-8000	William J. Schnoor, Esq. Jocelyn M. Arel, Esq. Goodwin Procter LLP Exchange Place Boston, Massachusetts 02109 (617) 570-1000

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐
(Do not check if a smaller reporting company)

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

The sole purpose of this amendment is to submit Exhibits 1.1, 3.1, 3.2, 3.3, 3.4, 3.5, 3.6, 3.7, 3.8, 3.9, 4.1, 5.1, 10.17, 10.18, 10.19 and 10.20 to the registration statement as indicated in Item 16(a) of Part II of this submission. No change is made to the preliminary prospectus constituting Part I of the registration statement or any portion of Part II of the registration statement other than Item 16(a) thereof. Accordingly, this amendment consists only of the facing page, this explanatory note and Item 16(a) of Part II.

Item 16.	Exhibits and Financial Statement Schedules.

(a) The following exhibits are filed as part of this Registration Statement:

Exhibit
Number		Description

1.1		Form of Underwriting Agreement.
3.1		Amended and Restated Certificate of Incorporation.
3.2		Amendment to the Amended and Restated Certificate of Incorporation.
3.3		Second Amendment to the Amended and Restated Certificate of Incorporation.
3.4		Third Amendment to the Amended and Restated Certificate of Incorporation.
3.5		Fourth Amendment to the Amended and Restated Certificate of Incorporation.
3.6		Form of Second Amended and Restated Certificate of Incorporation to be in effect after the closing of the offering made under this Registration Statement.
3.7		By-laws.
3.8		Amendment to the By-laws.
3.9		Form of Amended and Restated By-laws to be in effect after the closing of the offering made under this Registration Statement.
4.1		Form of Common Stock Certificate.
4	.2**	Common Stock Purchase Warrant No. W-1, dated as of July 15, 2005.
4	.3**	Common Stock Purchase Warrant No. W-2, dated as of July 23, 2007.
4	.4**	Common Stock Purchase Warrant No. W-3, dated as of July 23, 2007.
4	.5**	Common Stock Purchase Warrant No. W-4, dated as of July 23, 2007.
4	.6**	Common Stock Purchase Warrant No. W-5, dated as of July 23, 2007.
4	.7**	Common Stock Purchase Warrant No. W-6, dated as of July 23, 2007.
4	.8**	Registration Rights Agreement, dated August 27, 2007, between Changing World Technologies, Inc. and each of the securityholders set forth therein.
4	.9**	Promissory Note to Weil, Gotshal & Manges LLP, dated as of December 30, 2008.
4	.10**	Promissory Note to Harold Finkelstein, dated as of December 30, 2008.
4	.11**	Promissory Note to Jerome Finkelstein, dated as of December 30, 2008.
4	.12**	Promissory Note to Eizel 33, LLC, dated as of December 30, 2008.
4	.13**	Promissory Note to Sterling Acquisitions, LLC, dated as of December 30, 2008.
4	.14**	Promissory Note to Gas Technology Institute, dated as of December 30, 2008.
4	.15**	Common Stock Purchase Warrant No. W-7, dated as of December 30, 2008.
4	.16**	Common Stock Purchase Warrant No. W-8, dated as of December 30, 2008.
4	.17**	Common Stock Purchase Warrant No. W-9, dated as of December 30, 2008.
4	.18**	Common Stock Purchase Warrant No. W-10, dated as of December 30, 2008.
4	.19**	Common Stock Purchase Warrant No. W-11, dated as of December 30, 2008.
5.1		Opinion of Weil, Gotshal & Manges LLP.
9	.1**	Amended and Restated Voting Agreement, dated as of September 30, 2005, between Stockholders named therein and Changing World Technologies, Inc.
10	.1**	Securities Exchange Agreement, dated as of July 21, 2005, between ConAgra Foods, Inc. and Changing World Technologies, Inc.
10	.2**	Stock Purchase Agreement, dated as of September 30, 2005, between GSFS Investments I Corp. and Changing World Technologies, Inc.
10	.3**	Stock Purchase Agreement, dated as of September 19, 2006, between HCM-CWT Investments I, LLC and Changing World Technologies, Inc.
10	.4**	Stock Purchase Agreement, dated as of July 23, 2007 between Stonehill Institutional Partners, L.P., Stonehill Offshore Partners Limited and Changing World Technologies, Inc.
10	.5**	Securities Purchase Agreement, dated as of October 24, 2002, between Changing World Technologies, Inc. and each of the investors set forth therein.
10	.6**	First Amendment to Securities Purchase Agreement, dated as of July 14, 2005 between Changing World Technologies, Inc. and each of the investors set forth therein.
10	.7**	2002 Stock Plan.

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Exhibit
Number		Description
10	.8**	Renewable Diesel Fuel Oil Sales Contract with Schreiber Foods, Inc. dated March 17, 2008.
10	.9†**	Renewable Diesel Fuel Oil Sales Contract with Dyno Nobel dated May 1, 2008.
10	.10†**	By-Products Supply Agreement between Renewable Energy Solutions, LLC and Butterball, LLC dated February 14, 2008.
10	.11**	Exclusive License Agreement, dated January 3, 1997, between Paul T. Baskis and Resource Recovery Corporation.
10	.12**	Assignment Agreement, dated July 27, 1999, between the Paul T. Baskis TDP Living Trust and AB-CWT LLC.
10	.13**	Settlement Agreement, dated July 17, 2002, between Changing World Technologies Inc., Resource Recovery Corp., AB-CWT LLC and Paul T. Baskis.
10	.14**	Employment Agreement, dated as of August 13, 2008, between Changing World Technologies, Inc. and Joseph P. Synnott.
10	.15**	Second Amended Shareholders’ Agreement, dated as of February 14, 2002, of Changing World Technologies, Inc.
10	.16**	Form of Indemnity Agreement.
10.17		2009 Equity Incentive Plan.
10.18		Form of Employment Agreement between Changing World Technologies, Inc. and Brian S. Appel.
10.19		Form of Employment Agreement between Changing World Technologies, Inc. and Michael J. McLaughlin.
10.20		Form of Employment Agreement between Changing World Technologies, Inc. and James H. Freiss.
16	.1**	Letter from Martorella & Grasso, LLP.
21	.1**	List of Subsidiaries of the Registrant.
23	.1**	Consent of Ernst & Young LLP.
23	.2**	Consent of Ernst & Young LLP.
23.3		Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1).
24	.1**	Powers of Attorney (included in signature page to this Registration Statement).

**	Previously filed

†	Certain portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission under a confidential treatment request pursuant to Rule 406 of the Securities Act of 1933, as amended, and Rule 24b-2 of the Securities Exchange Act of 1934, as amended

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 6 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Hempstead, State of New York, on February 6, 2009.

CHANGING WORLD TECHNOLOGIES, INC.

By:	/s/ Brian S. Appel
Name: Brian S. Appel
Title: Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933 this Amendment No. 6 to the Registration Statement has been signed by the following persons in the capacities and on February 6, 2009.

Signature	Title

/s/ Brian S. Appel	Chairman, Chief Executive Officer

Brian S. Appel

/s/ Michael J. McLaughlin	Chief Financial and Accounting Officer

Michael J. McLaughlin

*	Director

David C. Carroll

*	Director

Jerome Finkelstein

*	Director

David M. Katz

*	Director

Saul B. Katz

*	Director

Michael D. Lundin

*	Director

Ira B. Silver

*	Director

Michael D. Walter

*	Director

Suzanne Woolsey PhD

/s/ Brian S. Appel

*Brian S. Appel
Attorney-in-fact

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